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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of DynTek, Inc.
Irvine, California

        We hereby consent to the incorporation by reference in this Registration Statement of Dyntek, Inc. and Subsidiaries on Form S-3 of our report dated October 11, 2002 on our audit of the consolidated financial statements of the Company for the year ended June 30, 2002, appearing in the Company's Annual Report on Form 10-k for the year ended June 30, 2004.

        We also consent to the reference to us under the caption 'Experts' in the Prospectus.

/s/ GRASSI & CO., CPAS, P.C. GRASSI & CO., CPAs, P.C. Lake Success, New York March 10, 2005

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM